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                                                                   EXHIBIT 10.62




                          SUPPLEMENTAL REPRESENTATIONS,
                       WARRANTIES AND INDEMNITY AGREEMENT



                  THIS SUPPLEMENTAL REPRESENTATIONS, WARRANTIES AND INDEMNITY AGREEMENT (this "Agreement") is made and entered into as of October __, 1997, by and among Lawrence H. Feldman, Robert L. Cox, Joseph D. Kasman, Eric S. Reimer, Reuben Friedberg, Clifford Stein and Reid Berman and [LIST ENTITIES CONTROLLED BY THE FOREGOING WHICH WILL OWN UNITS OR SHARES] (collectively, the "Indemnitors," and each, individually, an "Indemnitor"), TOWER REALTY OPERATING PARTNERSHIP, a Delaware limited partnership (the "Operating Partnership"), and TOWER REALTY TRUST, INC., a Maryland corporation (the "Company").

                  WHEREAS, in connection with an initial public offering of common stock of the Company (the "Offering"), the closing of which is occurring on the date hereof, (a) certain Office Properties (or interests therein) owned in whole or in part (directly or indirectly through one or more limited partnerships or other entities) by the Indemnitors or by affiliates of the Indemnitors identified on Exhibit A-1 and certain Office Properties not owned by the Indemnitors or by affiliates of the Indemnitors identified on Exhibit A-2 (the "Acquired Properties") are being transferred to the Operating Partnership pursuant to the option or transfer agreements referred to on Exhibit A-3 attached hereto (collectively, the "Transfer Agreements"), (b) the rights of certain affiliates of the Indemnitors to acquire certain Development Parcels are being transferred to the Operating Partnership (the Development Parcels together with the Office Properties and the Acquired Properties are referred to herein as the "Properties"), and (c) the management, leasing and tenant/landlord representation businesses (the "Management Business") of Tower Equities and Realty Corp., a Delaware corporation, and its affiliates and Properties Atlantic, Inc., a [FLORIDA] corporation (collectively, the "Predecessor Management Companies"), are being transferred ultimately to Tower Equities Management, Inc., a Delaware corporation (the "Management Company"), pursuant to agreements (collectively, the "Management Transfer Agreements") dated as of __________ , 1997 by and between the Predecessor Management Companies, the Operating Partnership and the Management Company (all of the foregoing transfers being collectively referred to herein as the "Formation Transactions") (capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to them in the Registration Statement defined in Section 1 hereof); and

                  WHEREAS, to induce the Company to consummate the Offering and to cause the Formation Transactions to occur, the Indemnitors, severally but not jointly, have agreed to make the representations, warranties and indemnities contained in this Agreement for the benefit of the Company and the Operating Partnership on the condition that the individual liability of each such Indemnitor hereunder be limited as
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provided in Section 3 hereof.

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Representations and Warranties with Respect to Properties, Sellers, Etc. Each of the Indemnitors represents and warrants to the Company and the Operating Partnership Properties with respect to (i) each of the properties (the "Properties") described as "Properties" in the Company's Registration Statement on Form S-11, No. 333-33011, filed with the Securities Exchange Commission on August 6, 1997, as amended through the date hereof, (the "Registration Statement"), (ii) each of the partnerships that currently own the Properties, as reflected on Exhibit B attached hereto (the "Asset Partnerships"), (iii) each of the entities listed on Exhibit C attached hereto (the "Feldman Investor Entities"), which entities own direct or indirect partnership interests in the Asset Partnerships, and (iv) the persons or entities transferring direct or indirect partnership interests in the Asset Partnerships or Feldman Investor Entities, as applicable, to the Company or the Operating Partnership pursuant to the Transfer Agreements (the "Sellers"), as follows:

                  1.1 Organization and Qualification. Each Asset Partnership and Feldman Investor Entity that is a limited partnership was duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to carry on its business as it is now being conducted and, if applicable, to engage in the Formation Transactions to which it is a party. Each Asset Partnership and Feldman Investor Entity that is a general partnership or limited liability company was duly formed under the laws of its jurisdiction of organization, and has the requisite power and authority to carry on its business as it is now being conducted and to engage in the Formation Transactions to which it is a party. Each Feldman Investor Entity that is a corporation was duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to carry on its business as it is now being conducted and to engage in the Formation Transactions to which it is a party. Each Asset Partnership and Feldman Investor Entity has made available to the Operating Partnership or the Company complete and correct copies of its governing instruments, together with all amendments thereto, as in effect on the date of this Agreement. Each Asset Partnership and Feldman Investor Entity is duly qualified or registered to transact business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property, the management of properties owned by others or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise) or the earnings, assets, business affairs or business prospects of such entity. To the knowledge of the Indemnitors, each party to the Transfer Agreements relating to the Acquired Properties who is not an individual person is validly existing in good standing under the laws of jurisdiction of its incorporation or organization (if applicable) and is


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duly qualified or registered to transact business in each jurisdiction where qualification or registration is required and has the requisite power and authority to execute

                  1.2 Authority Relative to Transfer Agreements. All action of each Seller and, to the knowledge of the Indemnitors, each party to the Transfer Agreements relating to the Acquired Properties, necessary to authorize the execution, delivery and performance by such Seller of the Transfer Agreements to which it is a party has been taken, and no other proceedings on the part of any Seller are necessary to authorize (i) the execution and delivery by such Seller (or by any attorney-in-fact duly appointed pursuant to the Transfer Agreements (an "Attorney-in-Fact")), of the Transfer Agreements to which it is a party and the assignment of partnership interests and other deliveries contemplated thereby (collectively, the "Seller Agreements") or (ii) the consummation by such Seller (directly, or through an Attorney-in-Fact) of the Formation Transactions to which it is a party. Neither the execution and delivery by any Seller, and to the knowledge of the Indemnitors, each party to the Transfer Agreements relating to the Acquired Properties (or by any Attorney-in-Fact ), of the Seller Agreements to which it is a party, nor the consummation by such Seller (or by any Attorney-in-Fact), of the Transactions to which it is a party, nor compliance by such Seller (or by any Attorney-in-Fact ), with any of the provisions of the Seller Agreements to which it is a party will (i) conflict with or result in any breach of any provisions of the governing instruments of any such Seller that is not an individual person or of any Asset Partnership or Feldman Investor Entity in which such Seller owns a direct or indirect partnership interest, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any of the organizational documents of the Asset Partnerships or of the Feldman Investor Entities or of any note, bond, mortgage, indenture, lease, license, easement, restriction, contract, agreement or other instrument or obligation to which such Seller or any such Asset Partnership or Feldman Investor Entity is a party or by which any of the foregoing or any of their respective properties or other assets may be bound, or (iii) violate any order, writ, injunction, law, decree, statute, agreement, rule or regulation applicable to any such Seller, Asset Partnership, Feldman Investor Entity or Property, except in the case of (ii) or (iii) for violations, breaches or defaults which would not, singly or in the aggregate, have a material adverse effect on the business or financial condition of any such Seller, Asset Partnership, Feldman Investor Entity or Property or on the Formation Transactions.

                  1.3 Consents Obtained; Binding Obligation; Absence of Undisclosed Liabilities. All consents or waivers necessary for the execution and performance of the Seller Agreements by each Seller party thereto and, to the knowledge of the Indemnitors, by each party to the Transfer Agreements relating to the Acquired Properties (directly or through an Attorney-in-Fact), have been obtained and are in full force and effect except for those consents or waivers the failure to obtain would not have a material adverse effect on the financial condition or earnings, assets or business affairs of the Operating Partnership or the Company following the consummation of the


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Formation Transactions. Each Seller Agreement has been duly and validly executed and delivered by each Seller that is a party thereto and, to the knowledge of the Indemnitors, each party to the Transfer Agreements relating to the Acquired Properties (directly or through an Attorney-in-Fact), and constitutes a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of partnerships and to general principles of equity. Upon consummation of the assignments and other transactions contemplated by the Transfer Agreements, the Operating Partnership will acquire, directly or indirectly, good and valid title to 100% of the ownership interests in each Feldman Investor Entity and each of the Asset Partnerships (except that the Operating Partnership will acquire a 10% ownership interest in the 2800 North Central Property), in each case free and clear of any liens, encumbrances, debts, liabilities or obligations, direct or indirect, contingent or non-contingent, and matured or unmatured (collectively, "Liabilities") except for (i) the liens or encumbrances to which the Company and the Operating Partnership are taking subject as enumerated in the Registration Statement (ii) real estate taxes and assessments not yet due and payable, and
(iii) liens and encumbrances reflected on the commitments for title insurance for each Property heretofore delivered to the Company and the Operating Partnership (collectively, "Permitted Encumbrances").

                  1.4 Brokers. No Seller nor any of its general partners, officers or directors has employed any broker or finder, or incurred any liability therefor, in connection with the Transactions to which it is a party.

                  1.5 Ownership. Attached hereto as Exhibit D is a true and complete listing or diagram of (a) the direct and indirect owners of each Property, Asset Partnership, and Feldman Investor Entity and (b) the percentage interest owned by each such owner therein. No Seller has granted to any person (other than pursuant to the Transfer Agreements) any option, warrant or other right to acquire any interest in any Asset Partnership, Feldman Investor Entity or Property or, if such Seller is a limited partnership, corporation, or trust, in such Seller, and to the knowledge of the Indemnitors, no other person or entity has granted to any person any option, warrant or other right to acquire any interest in any such Asset Partnership, Feldman Investor Entity, Seller or Property (in each case, other than options, warrants or other rights of third parties that have been duly waived or released).

                  1.6 Assets. No Asset Partnership or Feldman Investor Entity owns any assets other than the assets being transferred to the Operating Partnership pursuant to the Transfer Agreements.

                  1.7 Title to Assets. To the knowledge of the Indemnitors, (a) each Asset Partnership has fee simple title to the Property or a valid and enforceable leasehold interest in the Property listed on Exhibit D as being owned or leased by such Asset Partnership and all personal property used or useful for the operation of such



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Property, and (b) each Seller has good and valid title to the interests in each
Feldman Investor Entity being transferred by such Sellers pursuant to the Seller Agreements, in each case free and clear of Liabilities of any kind except Permitted Encumbrances.

                  1.8 Debt. Except for the existing mortgage debt with respect to each Property, as described in the Registration Statement and in the title commitments referred to in Section 1.3 hereof, no Asset Partnership or Feldman Investor Entity has any indebtedness other than indebtedness incurred by it in its ordinary course of business (which in no case exceeds $10,000 for any single Feldman Investor Entity or Asset Partnership). There exists no default, or event which with the passage of time or notice or both would constitute a default, with respect to the mortgage debt or any other debt of any such entity that has not been cured or that would have a material adverse effect on the condition (financial or otherwise), earnings, business, affairs or business prospects of such entity or any Property or on the Formation Transactions.

                  1.9 Financial Condition. Since June 30, 1997, there has been no material adverse change in the condition (financial or otherwise), earnings, business, affairs or business prospects of any Seller, any Asset Partnership or any Feldman Investor Entity or, to the knowledge of the Indemnitors, any Acquired Property. No Asset Partnership or Feldman Investor Entity or, to the knowledge of the Indemnitors, any Seller of the Acquired Properties (i) is in receivership or dissolution, (ii) has made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, and (iii) has been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against such Asset Partnership.

                  1.10 Contracts. To the knowledge of the Indemnitors, Exhibit E attached hereto lists all contracts or other understandings, written or oral, to which any Asset Partnership or Feldman Investor Entity is a party or by which any Asset Partnership or Feldman Investor Entity is bound that relate to a Property or that would otherwise become binding on the Company or the Operating Partnership following consummation of the Formation Transactions (collectively, the "Contracts") which (a) singly or in the aggregate for any Property could require payments in excess of $20,000 in any year and (b) would not be terminable on 30 days' notice or less by the Operating Partnership without violating the terms thereof. Each of the Contracts is valid and binding on the Asset Partnership or Feldman Investor Entity that is a party thereto and is in full force and effect in all material respects. No Asset Partnership or Feldman Investor Entity, nor to the knowledge of the Indemnitors, any other party to any Contract has breached or defaulted under the terms of such Contract, except for such breaches or defaults that would not, singly or in the aggregate, have a material adverse effect on the business or operations of any Asset Partnership, any Feldman Investor Entity, or any of the Properties or on the Formation Transactions.



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                  1.11 Leases; Rent Rolls. With respect to each Property, a true and correct copy of the form of lease for such Property has been delivered to the Company and the Operating Partnership. The rent roll attached hereto as Exhibit F for each Property was true and correct as of the date thereof, and there have been no material changes to such rent roll since the date thereof, except as set forth on Exhibit F.

                  1.12 Permits. There exists for each Development Parcel, and Office Property, and to the knowledge of the Indemnitors, each Acquired Property (and will continue to exist immediately following the consummation of the Formation Transactions) all certificates, licenses, permits and other authorizations from governmental or political subdivisions or regulatory authorities (collectively "Permits") as are necessary for the ownership, use, operation and licensing of such Property as it is currently being operated, except for such Permits for which the failure to possess would not have a material adverse effect on the condition (financial or otherwise) earnings, business, affairs or business prospects of such Property. All such Permits are in full force and effect and no such Permit has been violated in any material respect.

                  1.13 Litigation; Moratoria, Etc. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Indemnitors, threatened against any Seller, any Asset Partnership, any Feldman Investor Entity or any of the properties or rights of any of them (including, without limitation, any Development Parcel and Office Property), or, to the knowledge of the Indemnitors, against any Acquired Property, before or by any court or administrative, governmental or regulatory authority or body, domestic or foreign, that would have a material adverse effect on the condition (financial or otherwise), earnings, business, affairs or business prospects of any Property, any such Seller, any such Asset Partnership or Feldman Investor Entity or the Formation Transactions. No Seller, Asset Partnership, Feldman Investor Entity or Development Parcel or Office Property, or, to the knowledge of the Indemnitors, any Acquired Property, is subject to any order, judgment, injunction or decree of any court, tribunal or other governmental authority (other than generally applicable laws, rules and regulations) that would have a material adverse effect on the business or condition (financial or otherwise), earnings, business, affairs or business prospects of such Seller, Asset Partnership, Feldman Investor Entity, or Property. To the knowledge of the Indemnitors, there is no pending or threatened litigation, moratorium, condemnation proceeding, zoning change, or other similar proceeding or action that could in any manner affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to any Development Parcel or Office Property, or, to the knowledge of the Indemnitors, any Acquired Property, except such proceedings or actions that, singly or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), or on the earnings, assets, business, affairs or business prospects of or with respect to such Property or of any Predecessor Entity or, following the consummation of the Formation Transactions, the Company or the Operating Partnership.

                  1.14 Compliance with Laws, Etc. No Development Parcel or
Office


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Property, or, to the knowledge of the Indemnitors, any Acquired Property, is in violation in any material respect of any zoning code, law, regulation or ordinance or any recorded covenants applicable to such Property. No Asset Partnership, Feldman Investor Entity or proper representative thereof has received any written or other notice of any violation of any applicable zoning code, law, regulation or ordinance, or of any employment, environmental, or other regulatory law, order, regulation, or requirement relating to a Development Parcel or Office Property, or, to the knowledge of the Indemnitors, any Acquired Property, which remains uncured, and there are no such violations which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, business, affairs or business prospects of any Seller, Asset Partnership, Feldman Investor Entity or Property or on the Formation Transactions.

                  1.15 Taxes; Utilities, Etc. Except for such matters that in the aggregate would not result in a material adverse effect on the condition (financial or otherwise), earnings, business, affairs or business prospects of any Seller, Asset Partnership, Feldman Investor Entity or Property or on the Formation Transactions, (i) all tax or information returns required to be filed on or before the date hereof by or on behalf of any Seller, Asset Partnership or Feldman Investor Entity have been filed through the date hereof or will be filed on or before the closing of the Offering in accordance with all applicable laws, and (ii) there is no action, suit or proceeding pending against, or with respect to, any Seller (other than tax abatement proceedings, Asset Partnership, Feldman Investor Entity or Development Parcel or Office Property or, to knowledge of the Indemnitors, any Acquired Property, in respect of any tax (other than tax abatement proceedings), nor is any claim for additional tax asserted by any such authority. No amounts due and owing with respect to any Property in connection with utilities, insurance, assessments or other charges customarily prorated in real estate transactions have been outstanding more than 30 days.

                  1.16 Insurance. Each Asset Partnership and each Feldman Investor Entity, and, to the knowledge of the Indemnitors, each Seller of an Acquired Property, as applicable, currently has in place the public liability, casualty and other insurance coverage with respect to its property or properties as is required by the applicable mortgage or bond financing documents to be assumed by the Company or the Operating Partnership or to be placed by the Company or the Operating Partnership on any Property (as described in the Registration Statement) or as would otherwise customarily be carried by prudent owners or operators of projects similar to the Properties in the markets in which such Properties are located. Each of the insurance policies with respect to a Development Parcel or Office Property and, to the knowledge of the Indemnitors, any Acquired Property, is in full force and effect and all premiums due and payable thereunder have been fully paid when due. None of the Indemnitors nor any Asset Partnership or Feldman Investor Entity, nor, to the knowledge of the Indemnitors, any Seller of an Acquired Property, has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any Property or any notices of cancellation or intent to cancel any such insurance.


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                  1.17 Employees. No Asset Partnership or Feldman Investor
Entity has any employees or has ever had any employees.

                  1.18 Environmental. To the knowledge of each Indemnitor, except as disclosed in the Registration Statement, (A) The Environment (as defined below) at each Property and each property that is subject to a Management Contract (as defined in Section 2.7 hereof) (each, a "Managed Property"), is free of any Hazardous Substance (as defined below) except for Hazardous Substances that would not have a material adverse effect on the condition (financial or otherwise) or on the earnings, assets, business, affairs or business prospects of the Property, any Asset Partnership or Feldman Investor Entity, the Formation Transactions, or the Company, or the Operating Partnership, (B) no Asset Partnership or Feldman Investor Entity or Seller of an Acquired Property (each, a "Predecessor Entity") has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any property either in violation of any Environmental Law (as defined below) applicable to such Property or Managed Property or in an amount that would have a material adverse effect on the condition (financial or otherwise), or on the earnings, assets, business, affairs or business prospects of any Property, any Asset Partnership or Feldman Investor Entity, the Formation Transactions, or the Company or Operating Partnership, and no condition exists on, in, under or, to the knowledge of any Indemnitor, adjacent to any such Property or Managed Property, that could result in the incurrence of material liabilities under, or any material violations, of any Environmental Law applicable to such property, give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity; (C) no Predecessor Entity is engaged in or intends to engage in any manufacturing or any other similar operations at any Property and no Predecessor Management Company is engaged in any such activity at any Managed Property that (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than paints, stains, cleaning solvents, pool chemicals, insecticides, herbicides, or other substances that are used in the ordinary course of operating the Property or Managed Property, and in compliance with all applicable Environmental Laws) or (2) require permits or are otherwise regulated pursuant to any Environmental Law (other than paints, stains, cleaning solvents, insecticides, pool chemicals, herbicides, or other substances that are used in the ordinary course of operating the Property or Managed Property in compliance with all applicable Environmental Laws); (D) no Predecessor Entity or Predecessor Management Company has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or a Managed Property or under common law pertaining to Hazardous Substances on any Property or Managed Property or pertaining to other property at which Hazardous Substances generated at any Property or Managed Property have come to be located; (E) no Predecessor Entity or Predecessor Management Company not, to the knowledge of the Indemnities, any owners of an Acquired Property has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; (F) no Property or Managed Property


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(1) is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or (2) is included or proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has any Predecessor Entity received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Community on such list; and (G) except as disclosed in the Registration Statement, there are no underground storage tanks located on or in the property at any Property or Managed Property.

                  As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant or solid waste, including, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation, including any such Substance listed or regulated under any Environmental Law; "Environment" shall include any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air located at, on, or under the Properties or the Managed Properties; "Environmental Law" shall include the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), and the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651, et seq.), together with all rules, regulations and orders promulgated thereunder and all other analogous state and local laws, together with all rules, regulations and orders promulgated thereunder; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property or Managed Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property or Managed Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

                  1.19 Condition of Property; No Alterations. To the knowledge of the Indemnitors, except for conditions specifically described in the structural reports


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prepared for the Properties, there is no material defect in the condition of any
Property, the improvements thereon, the structural elements thereof, or the mechanical systems therein, nor any material damage from casualty or other cause, nor any soil condition of any such Property that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations, except for any such defect, damage or condition that has been corrected or will be corrected in the ordinary course of the business of such Property as part of its scheduled annual maintenance and improvement program. There have been no alterations to the exteriors of any of the buildings or other improvements on any Development Parcel, Office Property or, to the knowledge of any Indemnitor, any Acquired Property, that would render any of the surveys for such Properties furnished to the Company or the Operating Partnership inaccurate in any material respect.

         2. Additional Representations and Warranties with Respect to the Indemnitors. Each Indemnitor each hereby further represents and warrants to the Company and the Operating Partnership as follows:

                  2.1 Authority Relative to this Agreement. All action of such Indemnitor necessary to authorize the execution, delivery and performance of this Agreement by such Indemnitor has been taken, and no other proceedings on the part of such Indemnitor are necessary to authorize the execution and delivery by such Indemnitor of this Agreement and the consummation by such Indemnitor of the transactions hereunder. Neither the execution and delivery of this Agreement by such Indemnitor, nor the consummation by such Indemnitor of the transactions contemplated hereunder, nor compliance by such Indemnitor with any of the provisions of this Agreement will (i) conflict with or result in any breach of any provisions of the partnership agreement, the articles of incorporation or bylaws or other organizational documents, as applicable, of any such Indemnitor, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which such Indemnitor is a party or by which such Indemnitor may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Indemnitor, except in the case of (ii) or (iii) for violations, breaches or defaults which would not in the aggregate have a material adverse effect on the business or financial condition of such Indemnitor.

                  2.2 Binding Obligation. This Agreement has been duly and validly executed and delivered by such Indemnitor and constitutes a valid and binding agreement of such Indemnitor, enforceable against such Indemnitor in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

                  2.3 Authority Relative to the Management Transfer Agreements. All


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action of the Predecessor Management Companies necessary to authorize the execution, delivery and performance of the Management Transfer Agreements by the Predecessor Management Companies has been taken, and no other proceedings on the part of the Predecessor Management Companies are necessary to authorize the execution and delivery by the Predecessor Management Companies of the Management Transfer Agreements and the consummation by the Predecessor Management Companies of the Formation Transactions to which they are a party.

                  Neither the execution and delivery of the Management Transfer Agreements by the Predecessor Management Companies nor the consummation by either Predecessor Management Company of the Formation Transactions to which it is a party nor compliance by the Predecessor Management Companies with any of the provisions of the Management Transfer Agreements will (i) conflict with or result in a breach of any provisions of the articles of incorporation or bylaws of the Predecessor Management Companies, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Predecessor Management Company is a party or by which any Predecessor Management Company may be bound (including, without limitation, any Management Contract), or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Predecessor Management Company, except in the case of (ii) or (iii) for violations, breaches or defaults of any of the foregoing (other than the Management Contracts) which would not in the aggregate have a material adverse effect on the business or financial condition of the Predecessor Management Companies.

                  2.4 Binding Obligation. Each of the Management Transfer Agreements has been duly and validly executed and delivered by the applicable Predecessor Management Company and constitutes a valid and binding agreement of such Predecessor Management Company, enforceable against such Predecessor Management Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

                  2.5 Title to Assets. The Predecessor Management Companies have good and valid title to all the assets being conveyed to the Management Company under the Management Transfer Agreements. The Management Business is not subject to any imperfections in title, easements, liens, mortgages, encumbrances, pledges, claims, charges, options, defects, preferential purchase rights or Liabilities, except such of the foregoing as are, singly or in the aggregate, not material in character, amount, or extent and do not materially detract from the value, or interfere with the business operations of, the Management Business.

                  2.6 Financial Condition. Since June 30, 1997, there has been no material adverse change in the condition (financial or otherwise) earnings, business, affairs or business prospects of the Predecessor Management Companies or the Management Business.

                  2.7 Management Contracts. Exhibit G attached hereto sets forth
(a) all of the contracts or other understandings, written or oral, to which the Predecessor Management Companies are a party or by which the Predecessor Management Companies are bound, including all amendments thereto, that relate to the management of the Properties and other projects indicated thereon, including the Excluded Properties, as defined in the Registration Statement, (the "Management Contracts") and (b) all other such contracts or understandings that relate to the Management Business, except for contracts or understandings that are not material to the business and operations of the Management Business. Each of the Management Contracts and such other contracts is valid and binding on the parties thereto and is in full force and effect. To the knowledge of the Indemnitors, no party to any Management Contract or any such other contract has breached or defaulted under the terms of such Management Contract, except for such breaches or defaults that would not, singly or in the aggregate, have a material adverse effect on the business or operations of the Predecessor Management Companies or the Management Business. A true and correct copy of each of the Management Contracts and such other contracts, and all amendments thereto, has been delivered to or made available to the Company or the Operating Partnership. The Predecessor Management Companies have not assigned or granted to any person or entity any rights in the Management Contracts or such other contracts other than pursuant to the Management Transfer Agreements, and, upon consummation of the Management Transfer Agreements, such contracts shall be conveyed to the Management Companies free and clear of any Liabilities.

                  2.8 Permits. To the knowledge of the Indemnitors, the Predecessor Management Companies have, and the Management Company immediately following the consummation of the Formation Transactions will have, such franchises, certificates, licenses, permits and other authorizations from government political subdivisions or regulatory authorities (collectively "Permits") as are necessary for the ownership, use, operation and licensing of the Management Business, except for such Permits for which the failure to possess would not have a material adverse effect on the condition (financial or otherwise) earnings, business, affairs or business prospects of the Predecessor Management Companies or the Management Business, and, to the knowledge of each Indemnitor, no Predecessor Management Company is in violation of any Permit in any material respect.

                  2.9 Compliance with Laws. No Predecessor Management Company has received any written or other notice of any violation by such Predecessor Management Company or any property subject to a Management Contract of any applicable zoning code, law, regulation or ordinance, or of any employment, environmental, or other regulatory law, order, regulation, or requirement relating to any Predecessor Management Company, any such property, or the Management Business which remains uncured, and, to the knowledge of the Indemnitors, there are no such violations which, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Predecessor Management Companies, any such property or the Management Business.

                  2.10 Insurance. The Predecessor Management Companies currently have in place the public liability, casualty and other insurance coverage with respect to the Management Business and each property subject to a Management Contract as is customary for the conduct of similar businesses and the operation of similar projects in each market in which the Management Business is conducted or such property is located, as applicable. To the knowledge of each Indemnitor, each of the insurance policies with respect to the Management Business and such properties is in full force and effect and all premiums due and payable thereunder have been fully paid when due. To the knowledge of each Indemnitor, the Predecessor Management Companies have not received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such property or the Management Business or any notices of cancellation or intent to cancel any such insurance.

                  2.11 Option Rights. Exhibit H attached hereto sets forth a true, complete and correct list of the options or contracts to acquire two of the four properties referred to as the "Development Parcels" in the Registration Statement (the "Purchase Contracts"). Each of the purchaser parties to the Purchase Contracts (the "Purchasers") is duly organized and validly existing and in good standing in the jurisdiction where it is organized and is qualified to do business and in good standing in all jurisdictions in which the conduct of its business or the ownership of its properties makes such qualification necessary, except where the failure to be so qualified and in good standing would not, singly or in the aggregate, have a material adverse effect on the Transactions. All action of each Purchaser necessary to authorize the execution, delivery and performance by such Purchaser of the Purchase Contracts to which it is a party, and the assignment thereof to the Operating Partnership has been taken. Neither the execution and delivery by any Purchaser of the Purchase Contracts to which it is a party, nor the assignment thereof to the Operating Partnership, nor compliance by such Purchaser with any of the provisions thereof, will (i) conflict with or result in any breach of any provisions of the organizational documents of any such Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any of the organizational documents of such Purchaser or of any note, bond, mortgage, indenture, lease, license, easement, restriction, contract, agreement or other instrument or obligation to which such Purchaser is a party or by which any such Purchaser or any of its assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any such Purchaser, except in the case of (ii) or (iii) for violations, breaches or defaults which would not, singly or in the aggregate, have a material adverse effect on the business or financial condition of any such Purchaser or on the Formation Transactions. All consents or waivers necessary for the assignment of the Purchase Contracts to the Operating Partnership, as applicable, have been obtained and are in full force and effect. Each Purchase Contract, and each instrument assigning a Purchase Contract to the Operating Partnership has been duly and validly executed and delivered by each Purchaser that is a party thereto and constitutes a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditor's rights generally or the rights of creditors of partnerships and to general principles of equity. To the knowledge of the Indemnitors, each Purchase Contract is binding on and enforceable against the seller party thereunder. The Purchase Contracts will be assigned to the Operating Partnership free and clear of any Liabilities. No fact or condition has come to the attention of any Purchaser or Indemnitor, in connection with the feasibility analysis, if any, under the applicable Purchase Contract or otherwise, that is reasonably likely to render the project contemplated by such Purchase Contract unviable or make it likely that the Purchaser, in the exercise of its reasonable judgment, would exercise its termination rights under such Purchase Contract if such Purchase Contract were not assigned to the Operating Partnership.

         3. Indemnity; Limitations on Liability. Subject to the terms hereof, the Indemnitors hereby agree to indemnify and hold harmless the Company and the Operating Partnership (each, a "Covered Party") from any damage, expense, loss, cost, claim or liability (each a "Claim") suffered or incurred by any Covered Party (i) as a result of any inaccuracy in any representation or warranty contained herein or (ii) arising out of or related to any claims made by direct or indirect partners of (or other investors in) Asset Partnerships or Feldman Investor Entities in connection with the Formation Transactions. Notwithstanding anything to the contrary contained herein, (a) the maximum aggregate liability of the Indemnitors collectively hereunder shall not exceed $__________ [VALUE OF ALL UNITS AND SHARES TO BE RECEIVED BY INDEMNITORS, BASED ON IPO PRICE OF SHARES], (b) the liability of the Indemnitors hereunder shall not be joint but rather shall be several, with each Indemnitor being liable for a pro rata portion of each Claim based on the proportion which the amount set forth opposite such Indemnitor's name below bears to $__________ [VALUE OF ALL UNITS AND SHARES TO BE RECEIVED BY INDEMNITORS, BASED ON IPO PRICE OF SHARES], (c) in the event of any Claim for which a third party other than an Indemnitor shall have liability under the applicable Transfer Agreement, the Operating Partnership and the Company shall, as and to the extent provided in Section 4 below, first make reasonable efforts to exhaust their remedies under such indemnities against such third party prior to proceeding against the Indemnitors hereunder; and (d) recourse against any individual Indemnitor for the payment of any amount due hereunder shall be limited to the amounts set forth opposite such Indemnitor's name below:

                  Lawrence H. Feldman                  $
                                                        -------
                  Robert L. Cox                        $
                                                        -------
                  Joseph D. Kasman                     $
                                                        -------
                  Eric S. Reimer                       $
                                                        -------

                  Reuben Friedberg                     $
                                                        -------
                  Clifford L. Stein                    $
                                                        -------
                  Reid Berman                          $
                                                        -------
                                           Total =     $
                                                        =======

provided, however, that the Indemnitors shall have no liability resulting from any Claims under clause (i) of the first sentence of this Section 3, unless and until the amount of such Claims shall exceed in the aggregate $200,000. The liability of the Indemnitors hereunder is expressly limited to the actual out-of-pocket damages, expenses, losses, costs or liabilities suffered or incurred by the Company or the Operating Partnership (including, without limitation, reasonable attorneys' fees and expenses and other costs incurred in defending against any adverse claims) as a result of any matter referred to in clauses (i) or (ii) of the first sentence of this Section 3 (each, a "Covered Matter"), and with respect to which a claim is made in accordance with Section 5 hereof, and no Indemnitor shall be liable to any Covered Party under this Agreement for any indirect, special, consequential, loss of profits, or similar speculative damages asserted or claimed by a Covered Party.

         4. Survival; Agreements Regarding Certain Claims. It is the express intention and agreement of the parties hereto that the representations and warranties set forth in this Agreement shall survive the consummation of the Transactions for a period equal to one (1) year from the date hereof and shall expire and be terminated and extinguished forever at such time, except with respect to claims asserted against any Indemnitor in good faith pursuant hereto by written notice from any or all of the Covered Parties to such Indemnitor at any time within the one (1) year period following the date hereof. Each Covered Party agrees that, if such Covered Party could reasonably make any claim with respect to a matter covered by this Agreement under any existing policy of insurance or against any Transferor under any Transfer Documents, such Covered Party shall, prior to taking any action arising hereunder against any Indemnitor, make a claim under such policy or against such Transferor and thereafter shall use reasonable efforts to prosecute such claim to completion: provided, however, that if such Covered Party believes in good faith that by the failure to take action against such Indemnitor for such Claim such Covered Party could lose its rights to bring an action hereunder, such Covered Party may take actions against such Indemnitor as are reasonably necessary to preserve such rights, and provided, further, that from and after (a) the time that notice is given to an Indemnitor that a Claim exists but that coverage therefore is being sought from an insurer or Transferor and that no action or (in accordance with the preceding proviso) limited action is being taken against such Indemnitor, through and including (b) 30 days after the date of abandonment (by non-prosecution or otherwise) of such Claim against such carrier or Transferor or, if earlier, the applicable limitations period for such claim, such one-year period (if applicable), with respect to that Indemnitor and that Claim only and no other Claim (other than other Claims satisfying the conditions of this proviso), shall be stayed, as necessary, to preserve such Covered Party's rights against such Indemnitor under this Agreement.

         5. Miscellaneous.

                  5.1 Notices. All notices, demands, requests or other communications which may be or are required to be given or made either by the Indemnitors, on the one hand, or the Company or the Operating Partnership, on the other hand, pursuant to this Agreement shall be in writing and shall be hand-delivered or transmitted by certified mail, express overnight mail or delivery service, telegram, telex or facsimile transmission to the parties to the following addresses:

         If to an Indemnitor, to:       the address set forth under such
                                        Indemnitor's name on the signature
                                        pages hereto.

         If to the Company,
         or the Operating
         Partnership, to:               120 West 45th Street, 24th Floor
                                        New York, New York  10036
                                        Attn:  Lawrence H. Feldman
                                        Telecopy:

or to such other address in the United States of America as the addressee may indicate by written notice to the other party in conformance with this Section 6.1.

                  Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the delivery receipt, the affidavit of messenger or (with respect to a telex) the answer back being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                  5.2 Benefit and Assignment. No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the Indemnitors to be bound by such assignment (if the assignor is the Operating Partnership or the Company) or of the Operating Partnership and the Company (if the assignor is any Indemnitor), which consent in either case shall not be unreasonably withheld; and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. This Agreement shall be binding upon and shall inure to the benefit to the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

                  5.3 Entire Agreement; Amendment. This Agreement contains the final and entire agreement between the parties hereto with respect to the subject matter hereof and is intended to be an integration of all prior negotiations and understandings, provided that this Agreement in no way affects the liability of any Indemnitor under any Transfer Agreement to which it is a party. The parties to this Agreement shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained or referred to herein or therein. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

                  5.4 No Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.
                  5.5 Governing Law. This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating thereto shall be governed by and construed under the laws of the State of New York (but not including the choice of law rules thereof).

                  5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  5.7 Incorporation by Reference. Any item or notice listed on any schedule or exhibit to this Agreement or to any of the Transfer Agreements or Management Transfer Agreements shall be deemed a disclosure for purposes of this Agreement.

                  5.8 Definitions. The words "herein," "hereunder" and similar words when used herein shall refer to the entirety of this Agreement and shall not be limited to the paragraphs and sections where used.

                  5.9 Definition of Knowledge. As used herein, "to the knowledge" of the Indemnitors means the actual knowledge of the Indemnitors after due inquiry of all appropriate individuals having responsibility for the subject matter of the relevant representation and, with respect to Messrs. Feldman, Cox, Kasman, Feimer, Friederg, Stein and Berman, review of the due diligence material prepared and obtained in connection with the purchase by the Operating Partnership of the equity interests in the Asset Partnerships and Feldman Investor Entities or the purchase of the Acquired Properties. The parties hereto acknowledge that the Indemnitors in making the representations and warranties set forth herein have, in certain cases, relied on certificates provided to the Indemnitors by the managers of certain Properties.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered on its behalf as of the date first above written.

                                        TOWER REALTY TRUST, INC.

                                        By:
                                             Name:
                                             Title:



                                        TOWER REALTY OPERATING PARTNERSHIP

                                        By:  Tower Realty Trust, Inc.,
                                             General Partner

                                             By:
                                                  Name:
                                                  Title:



                                        LAWRENCE H. FELDMAN

                                             By:
                                                  Name:
                                                  Title:
                                                  Address:


                                        ROBERT L. COX


                                             By:
                                                  Name:
                                                  Title:
                                                  Address:



                                        JOSEPH D. KASMAN

                                             By:
                                                  Name:

                                                  Title:
                                                  Address:



                                        ERIC S. REIMER

                                             By:
                                                  Name:
                                                  Title:
                                                  Address:



                                        REUBEN FRIEDBERG

                                             By:
                                                  Name:
                                                  Title:
                                                  Address:



                                        CLIFFORD L. STEIN

                                             By:
                                                  Name:
                                                  Title:
                                                  Address:



                                        REID BERMAN

                                             By:
                                                  Name:
                                                  Title:
                                                  Address:



   [LIST ENTITIES CONTROLLED BY THE FOREGOING THAT WILL OWN UNITS OR SHARES]

                                             By:

                                                  Name:
                                                  Title:
                                                  Address:




                                      -20-